Exhibit 1.2
Identity and Background of BSAM’s Directors and Officers
To the knowledge of the Reporting Persons, the following represents the names, present principal occupations or employment, and the names, principal businesses and addresses of the employers, of BSAM’s directors and officers, as of September 21, 2007.
BSAM’s Directors and Officers

	Present Principal		Principal Business
Name	Occupation or Employment	Name of Employer	of Employer	Address of Employer
Ralph R. Cioffi	Director Investment Manager and Senior Managing Director	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

Barry J. Cohen	Director and Senior Managing Director	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

John W. Geissinger	Director Chief Investment Officer and Senior Managing Director	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

Rajan Govindan	Director Chief Operating Officer and Senior Managing Director	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

Jeffrey B. Lane	Director Chairman of the Board, Chief Executive Officer and Senior Managing Director	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

Mary Kay Scucci	Chief Financial Officer and Managing Director/Principal	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

Laurence Godin	Executive Vice President and Senior Managing Director	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

Samuel A. Turvey	Secretary and Senior Managing Director	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

Andrew B. Donnellan Jr.	Chief Legal Officer and Senior Managing Director	Bear Stearns Asset Management Inc.	Registered investment adviser	383 Madison Avenue New York, New York 10179

Peter Kennedy	Chief Compliance Officer and Managing Director/Principal	Bear Stearns Asset Management Inc.	Registered investment adviser	237 Park Avenue New York, New York 10017

Jeffrey M. Farber	Controller	Bear Stearns Asset Management Inc.	Registered investment adviser	383 Madison Avenue New York, New York 10179
Notes:
Unless otherwise noted, the business address of each director and officer listed above is 237 Park Avenue, New York, New York 10017.
Each director and officer listed above is a U.S. citizen.